                                EXHIBIT (a)(10)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer-- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the name and number to give the payer.
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
                                                          Give the name and
For this type of                                           SOCIAL SECURITY
account:                                                     number of -
----------------------------------------------------------------------------
 1. An individual's                                     The individual
    account
 2. Two or more                                         The actual owner of
    individuals                                         the account or, if
    (joint account)                                     combined funds, the
                                                        first individual on
                                                        the account (1)
 3. Custodian                                           The minor (2)
    account of a
    minor (Uniform
    Gift to Minors
    Act)
 4.a. The usual                                         The grantor-trustee
   revocable                                            (1)
   savings trust
   account (grantor
   is also trustee)
 b. So-called trust                                     The actual owner (1)
  account
  that is not a
  legal or
  valid trust under
  state
  law
 5. Sole                                                The owner (3)
    proprietorship
    account

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
                                                          Give the name and
For this type of                                       EMPLOYER IDENTIFICATION
account:                                                     number of -
------------------------------------------------------------------------------
 6. A valid trust,                                     Legal entity (Do not
    estate, or                                         furnish the
    pension trust                                      identifying number of
                                                       the personal
                                                       representative or
                                                       trustee unless the
                                                       legal entity itself
                                                       is not designated in
                                                       the account title.)
                                                       (4)
 7. Corporate                                          The corporation
    account
 8. Association,                                       The organization
    club,
    religious,
    charitable,
    educational, or
    other tax-
    exempt
    organization
    account
 9. Partnership                                        The partnership
10. A broker or                                        The broker or nominee
    registered
    nominee
11. Account with                                       The public entity
    the Department
    of Agriculture
    in the name of
    a public entity
    (such as a
    state or local
    government,
    school district
    or prison) that
    receives
    agricultural
    program
    payments

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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name. You may also enter your business or "doing business as" name. You may use either your social security number or, if you have one, your employer identification number.
(4) List first and circle the name of the legal trust, estate or pension trust.
NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     Page 2
Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at a local office of the Social Security Administration or the Internal Revenue Service and apply for a number. You may also obtain Form SS-4 by calling the IRS at 1-800-TAX-FORM.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

 . An organization exempt from tax under section 501(a), or an individual retirement account.

 .  The United States or any wholly-owned agency or instrumentality thereof.

 . A state, the District of Columbia, a possession of the United States, or any political subdivision or wholly-owned agency or instrumentality thereof.

 . A foreign government, a political subdivision of a foreign government, or any wholly-owned agency or instrumentality thereof.

 . An international organization or any wholly-owned agency or instrumentality thereof.

Payees specifically exempted from backup withholding on interest and dividend payments include the following:

 .  A corporation.

 .  A financial institution.

 . A registered dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.

 .  A real estate investment trust.

 .  A common trust fund operated by a bank under section 584(a).

 .  An exempt charitable remainder trust, or a non-exempt trust described in section 4947.


 .  An entity registered at all times during the tax year under the Investment
   Company Act of 1940.

 .  A foreign central bank of issue.

 . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 .  Payments to nonresident aliens subject to withholding under section 1441.

 . Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident partner.

 .  Payments of patronage dividends not paid in money.

 .  Payments made by certain foreign organizations.

 .  Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 .  Payments described in section 6049(b)(5) to non-resident aliens.

 .  Payments on tax-free covenant bonds under section 1451.

 .  Payments made by certain foreign organizations.

Exempt payees described above may file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     Page 3

YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, 6050N, and their regulations.

Privacy Act Notice. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False information With Respect to Withholding.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.